Exhibit 8.1

Subsidiaries

	Date of	Place of
	Incorporation or	incorporation or	Ownership
Company name	acquisition	establishment	interest	Principal activities

Lion Financial Group Limited	June 16, 2015	British Virgin Islands	100%	Investment holding

Lion Wealth Management Limited	February 16, 2017	British Virgin Islands	100%	Investment holding

Lion International Securities Group Limited	May 20, 2016	Hong Kong	100%	Securities brokerage

Lion Futures Limited	May 20, 2016	Hong Kong	100%	Futures brokerage

Lion Investment (Hong Kong) Limited (F/K/A Lion Foreign Exchange Limited)	May 20, 2016	Hong Kong	100%	Dormant

Lion Asset Management Limited (F/K/A Lion Capital Management Limited)	May 20, 2016	Hong Kong	100%	Assets management

BC Wealth Management Limited	October 14, 2014	Hong Kong	100%	Insurance brokerage

Lion Wealth Limited	October 4, 2018	Hong Kong	100%	Marketing and support service

Lion Brokers Limited	May 2, 2017	Cayman Islands	100%	Broker dealer and market maker

Lion Investment Fund SPC	June 11, 2019	Cayman Islands	100%	Dormant

Lion International Financial (Singapore) Pte. LTD.	July 26,2019	Singapore	100%	Dormant

Lion Group North America Corp. (F/K/A Proficient Alpha Acquisition Corp.)	June 16, 2020	Nevada, USA	100%	Dormant

Lion Fintech Group Limited	April 13, 2021	British Virgin Islands	100%	Investment holding

Royal Lion Investment Limited	April 13, 2021	Cayman Islands	70%	Investment holding

Royal Lion Middle East DMCC	April 13, 2021	Dubai	70%	Trading in crypto-commodities

Lion NFT Limited	May 7, 2021	British Virgin Islands	90%	Investment and innovation in digital assets

Flying Lion Limited	June 17, 2021	Cayman Islands	70%	Investment and innovation in digital assets

Lion Group (Hangzhou) Investment Limited	May 7, 2021	China	100%	Technology development, consulting, conference and exhibition services

Aquarius Sponsor Ltd.	April 12, 2021	British Virgin Islands	51%	Investment holding

Aquarius II Sponsor Ltd/	May 4, 2021	British Virgin Islands	51%	Investment holding

Aquarius I Acquisition Corp.	April 15, 2021	Cayman Islands	51%	Special purpose acquisition company

Aquarius II Acquisition Corp.	May 5, 2021	Cayman Islands	51%	Special purpose acquisition company

Lion Metaverse Limited	October 26, 2021	British Virgin Islands	50%	Technology development

Lion Multi-Series Fund SPC	December 3, 2021	Cayman Islands	100%	Assets management

Lion Silver Capital Limited	February 24, 2022	British Virgin Islands	51%	Assets management